UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 12, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On September 13, 2016, Internap Corporation (the “Company”) announced the resignation of Michael A. Ruffolo from his positions as President and Chief Executive Officer effective as of September 19, 2016. Mr. Ruffolo also resigned as a director of the Company effective as of the same date.

Mr. Ruffolo will receive the benefits previously disclosed and provided in his offer letter (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2015) and Employment Security Agreement (Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2015), both of which are incorporated by reference herein.

Appointment of President and Chief Executive Officer

On September 13, 2016, the Company announced the appointment of Peter D. Aquino as President and Chief Executive Officer, effective September 19, 2016 (the “Commencement Date”). The Board of Directors also appointed Mr. Aquino to serve as a director of the Company, effective on the Commencement Date. Mr. Aquino will be a Class II Director, with a term expiring at the Company’s 2019 annual meeting of stockholders.

Mr. Aquino, age 55, has over 30 years of telecom, media and technology experience. Mr. Aquino is the founder and, since 2013, has been President, Chairman and CEO of Broad Valley Capital, LLC, which provides advisory services and capital to improve business operations, productivity and asset value. In 2014, Mr. Aquino founded Broad Valley Micro Fiber Networks Inc., a Mid- Atlantic fiber and wireless infrastructure services provider and has served as its CEO since formation. Mr. Aquino served as Chairman and Chief Executive Officer of Primus Telecommunications Group, Inc. (“PTGi”) (NYSE: PTGI) from October 2010 to January 2013 and as Executive Chairman from January 2013 to April 2013. Under Mr. Aquino’s leadership, PTGi expanded into an integrated telecommunications company serving consumer and business customers with voice, data, high capacity fiber and datacenter services in several markets around the world. Prior to PTGi, Mr. Aquino was the President and CEO of RCN Corporation (Nasdaq: RCNI) from December 2004 until its sale in August 2010. Mr. Aquino led the company post-bankruptcy, and transformed RCN into an all-digital HDTV cable multiple-system operator in five major U.S. markets. Earlier in his career, Mr. Aquino led the construction and operation of Veninfoltel LLC of Venezuela (now branded NetUno), one of the first Triple Play companies in Latin America. Mr. Aquino serves on the Boards of Directors of Lumos Networks (Nasdaq: LMOS) and FairPoint Communications, Inc. (Nasdaq: FRP). Mr. Aquino also served on the Board of Directors of TiVo, Inc. (Nasdaq: TIVO) from 2010 until September 2016.

Pursuant to the terms of an Employment Agreement dated as of September 12, 2016 between the Company and Mr. Aquino, Mr. Aquino's employment will commence on the Commencement Date and continue until September 18, 2019, unless terminated earlier or renewed in accordance with the Employment Agreement. Under the Employment Agreement, Mr. Aquino will receive (1) an annual base salary of $505,000, (2) an inducement award of 1,585,000 shares of restricted stock subject to the terms of a Restricted Stock Inducement Award Agreement, described below, (3) an annual incentive bonus based upon criteria established by the Company’s Board of Directors, with a target level of 100% of base salary and a maximum level of 200% of base salary, with a guaranteed pro-rata bonus for 2016 performance based on Mr. Aquino's target bonus amount, (4) reimbursement for business, travel and meals expenses in accordance with Company policies and practices, and (5) customary benefits including paid time off.

As a material inducement to Mr. Aquino entering into employment with the Company, on the Commencement Date, Mr. Aquino will be awarded 1,585,000 restricted shares of the Company’s common stock under the terms of a Restricted Stock Inducement Award Agreement (the “Inducement Award Agreement”). This award was unanimously approved by the Compensation Committee of the Company’s Board of Directors as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). A portion of the shares of restricted stock are subject to time-based vesting (with 100,000 shares vesting on each of the first, second and third anniversaries of Mr. Aquino’s start date), a portion are subject to performance-based vesting based on the Company achieving specified stock price targets and a portion are subject to vesting based on both the Company achieving specified performance targets based on the Company's stock price and time-based vesting following the Company’s achievement of those performance targets. Vesting of the shares of restricted stock is conditioned upon Mr. Aquino’s continued employment with the Company, and is subject to acceleration upon certain events as described below.

The Employment Agreement and Inducement Award Agreement entitle Mr. Aquino to certain benefits in the event that his employment is terminated under specified circumstances, subject to Mr. Aquino’s execution of a general release and compliance with certain restrictive covenants. Upon a qualifying termination (as defined in the Employment Agreement), other than during a protection period (as defined in the Employment Agreement), Mr. Aquino will receive severance equal to his then-current annual base salary plus his then-current target bonus amount. In addition, if a threshold performance target based on the Company’s stock price has been met, all shares of restricted stock subject to time-based vesting and all shares of restricted stock subject to performance-based vesting for which the applicable performance targets have been met will immediately vest. Upon a qualifying termination during a protection period, Mr. Aquino will receive severance equal to two times his then-current annual base salary plus two times his then-current target bonus amount, and all restricted shares granted under the Inducement Award Agreement subject to time-based vesting and all shares subject to performance-based vesting for which performance targets have been met will immediately vest. If Mr. Aquino’s employment is terminated on or prior to April 30, 2017, without regard to the reason for termination, Mr. Aquino will not be entitled to severance pay and all unvested shares of restricted stock will be forfeited.

The foregoing descriptions of the Employment Agreement and Inducement Award Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement, the Inducement Award Agreement and the Notice of Award pursuant to the Inducement Award Agreement, which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Mr. Aquino and the Company also entered into an Indemnity Agreement substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 29, 2009.

There are no family relationships between Mr. Aquino and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Aquino has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Aquino and any other persons pursuant to which he was selected as an officer or director.

Appointment of Independent Director

The Board of Directors has appointed Peter J. Rogers, Jr. to the Board as a Class III Director, with a term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Rogers was an executive with MICROS Systems, Inc. from 1987 until 2014, most recently as Executive Vice President of Investor Relations and Business Development from 2007 until his retirement in 2014. He currently serves as a Principal with The Stroudwater Group, providing strategic advisory services to growth-stage technology companies. The Board of Directors has not yet determined the committees of the Board, if any, to which Mr. Rogers will be appointed.

There are no family relationships between Mr. Rogers and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Rogers has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Rogers and any other persons pursuant to which he was selected to be a director.

Item 7.01	Regulation FD Disclosure.

On September 13, 2016, the Company issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, effective September 12, 2016.
10.2	Restricted Stock Inducement Award Agreement.
10.3	Notice of Award pursuant to Restricted Stock Inducement Award Agreement.
99.1	Press Release dated September 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: September 13, 2016	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective September 12, 2016.
10.2	Restricted Stock Inducement Award Agreement.
10.3	Notice of Award pursuant to Restricted Stock Inducement Award Agreement.
99.1	Press Release dated September 13, 2016.